Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 4) of TriNet Group, Inc. of our report dated April 13, 2012, except for the effects of the restatement described in the last paragraph of Note 2, as to which the date is November 18, 2013, relating to the financial statements of SOI Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 11, 2014